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                                                              EXHIBIT 23.5

                      INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement relating to the sale of Senior Notes of Muzak Limited Partnership and Muzak Capital Corporation on Amendment No. 5 to Form S-1 of our report dated September 25, 1996 on the financial statement of MLP Acquisition Limited Partnership as of December 31, 1995, appearing in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Philadelphia, Pennsylvania

September 26, 1996